UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 12, 2009, the Compensation Committee (Compensation Committee) of the Board of Directors of the Company took the following actions related to the compensation of the Company’s executive officers (Executive Officers), including the Company’s named executive officers (NEOs):

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2008 Incentive Compensation Plan. The Compensation Committee reviewed the results under the 2008 Incentive Compensation Plan (2008 Plan) and under each participant’s plan agreement. After confirming the results, the Compensation Committee then approved the payments consistent with the 2008 Plan results for our Executive Officers and accepted management’s recommendation to reduce the amounts payable under the 2008 Plan to our CEO, our President and our CFO by approximately ten percent of the calculated results.

Additionally, the Committee considered and approved discretionary incentive compensation for certain of our Executive Officers (not including our NEOs) outside of the 2008 Plan. The discretionary payments to our Executive Officers ranged from 0% to 25% of each such respective Executive Officer’s 2008 base salary.

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Mr. Robert Coleman. On March 3, 2009, Robert Coleman, our President, announced his resignation (to become effective on or about June 1, 2009). Therefore, Mr. Coleman did not receive a base salary increase or 2009 option grant, and he will not participate in the 2009 Executive Incentive Compensation Plan.

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Base Salary. The Compensation Committee approved base salary increases ranging from approximately 0% to 10% for the Company’s Executive Officers, with such increases to be made effective April 1, 2009.

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2009 Executive Incentive Compensation Plan. The Compensation Committee approved the 2009 Executive Incentive Compensation Plan (2009 Plan), in which the Company’s Executive Officers will participate. The 2009 Plan includes performance metrics for the Executive Officers based on revenue (or revenue growth), accounts receivable days sales outstanding, and contract bookings measured at the Company level and (if applicable) the business unit level; and earnings before interest and taxes (expressed as a percentage of revenue) measured at the Company level. The 2009 Plan target incentive payment amounts for the Executive Officers range from 25% to 75% of each of the respective Executive Officer’s base salary. Based on actual results in 2009, the potential payouts under the 2009 Plan may range from 0% to about 120% of the Executive Officers’ respective annual base salaries. The Compensation Committee also confirmed its intention to continue to consider discretionary incentive compensation for 2009 for the Executive Officers outside of the 2009 Plan.

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2009 Option Grants. The Compensation Committee approved grants of non-statutory stock options to the Executive Officers (other than George Pedersen, who does not receive stock option grants). The grants to the Executive Officers ranged from 0 shares to 50,000 shares. Under our stock option grant policy, these stock options were granted and made effective on the pre-determined date of March 13, 2009 (Grant Date) and have an exercise price equal to the fair market value of our common stock on the Grant Date, as measured by the closing price of our stock on Nasdaq on the Grant Date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	ManTech International Corporation 2009 Executive Incentive Compensation Plan

10.2	Form of Term Sheet for 2009 Incentive Compensation Plan – Corporate Executive

10.3	Form of Term Sheet for 2009 Incentive Compensation Plan – Subsidiary and Division President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 18, 2009	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer